                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         CRESTAR FINANCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

CRESTAR FINANCIAL CORPORATION

919 East Main Street
P. O. Box 26665
Richmond, Virginia 23261-6665

(Crestar logo)

Dear Crestar Shareholder:

You are cordially invited to attend Crestar's 1995 Annual Meeting of Shareholders, which will be held on Friday, April 28, at 10:00 a.m., in the fourth floor Auditorium at Crestar Center in Richmond. Please indicate on the accompanying proxy card if you plan to attend the meeting in person. Parking will be provided in the Crestar parking deck at 9th and Cary Streets (entrance on Cary Street).

The business of this year's meeting will be to elect five Class II directors for a term of three years, and to ratify the Board's appointment of KPMG Peat Marwick LLP as Crestar's independent auditors for 1995. As in past years, the meeting will include a report on the state of the Corporation, and there will be an opportunity for comments and questions from shareholders.

Whether or not you plan to attend the meeting in person, it is important that your Crestar shares be represented and voted. Accordingly, after reviewing the enclosed proxy material, we ask that you complete, sign and date the proxy card, and return it as soon as possible in the postage-paid envelope provided. You are free to revoke or change your proxy later, or vote in person at the meeting. 1994 was another year of record earnings for Crestar, and we hope that you are pleased with the Corporation's performance. We are working hard to ensure the Corporation's continued success and thank you for your investment and confidence in Crestar.

Sincerely,

(signature)

Richard G. Tilghman
Chairman and
Chief Executive Officer

March 16, 1995

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 1995

To the Shareholders of Crestar Financial Corporation:

The Annual Meeting of Shareholders of Crestar Financial Corporation (the "Corporation") will be held on Friday, April 28, 1995, at 10:00 a.m. in the fourth floor Auditorium at Crestar Center, 919 East Main Street, Richmond, Virginia, for the following purposes:

   1. To elect five Class II directors for a three-year term;

   2. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent auditors for 1995.

   3. To transact such other business as may properly come before the meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.
The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as the close of business on March 3, 1995.

This notice, the accompanying Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.

John C. Clark, III
Corporate Senior Vice President,
General Counsel and Secretary

March 16, 1995

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. You may still vote in person if you attend the meeting.

PROXY STATEMENT
Crestar Financial Corporation
919 East Main Street
P. 0. Box 26665
Richmond, Virginia 23261-6665
ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 1995

GENERAL INFORMATION
The following information is being furnished in connection with the Annual Meeting of Shareholders of Crestar Financial Corporation (the "Corporation") to be held on Friday, April 28, 1995, at 10:00 a.m. in the fourth floor Auditorium at Crestar Center, 919 East Main Street, Richmond, Virginia. It is contemplated that this Proxy Statement and the enclosed form of proxy will be first sent to shareholders on March 16, 1995.
  Only holders of Common Stock of record at the close of business on March 3, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. On such date, there were 37,835,699 shares outstanding. Each share is entitled to one vote on all matters to come before the meeting. The presence at the meeting, either in person or by proxy, of a majority of the shares outstanding will constitute a quorum.
  The enclosed proxy for the Annual Meeting is being solicited by the Board of Directors of the Corporation and is revocable at any time before it is exercised. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxies. The cost of this solicitation will be borne by the Corporation. In addition to the use of the mail, employees may solicit proxies by telephone, by fax, or in person. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Corporation will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to beneficial owners. The Corporation has engaged D. F. King & Co., Inc. to assist in proxy solicitation for a fee of $12,000, plus out-of-pocket expenses.
  The Corporation is not aware of any person who, as of the record date for the Annual Meeting of Shareholders, was the beneficial owner of 5% or more of the Corporation's outstanding Common Stock except that Crestar Bank as Trustee for the Crestar Employees' Thrift and Profit-Sharing Plan, 919 East Main Street, Richmond, Virginia 23219, held 3,570,208 shares, or 9.4% of the shares outstanding. The shares are held on behalf of Plan participants, and Crestar Bank has no voting rights nor any investment or dispositive power with respect to the shares other than as directed by Plan participants.
  Virginia law prohibits Crestar Bank from voting shares as to which it has sole voting power, but shares as to which it has shared voting power can be voted by the person with whom it shares such power. Pursuant to Virginia law, a co-fiduciary has been appointed for all of the shares held by Crestar Bank with sole power to vote, in order that such shares may be voted at the Annual Meeting.
STOCK OWNERSHIP OF MANAGEMENT
The table below sets forth the beneficial ownership of Common Stock by all directors (including nominees), the Chief Executive Officer and the four next most highly compensated executive officers, and all directors and executive officers of the Corporation as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned. Share ownership has been computed in accordance with Securities and Exchange Commission rules and does not necessarily indicate beneficial ownership for any other purpose. In determining beneficial ownership, shares owned by a spouse and minor children with respect to which an individual has disclaimed beneficial ownership have been excluded. As of the record date for the Annual Meeting, no director or executive officer owned as much as 1% of the Corporation's Common Stock, the only voting security outstanding, and all of the Corporation's directors and executive officers as a group beneficially owned 2.6% of the Corporation's Common Stock, inclusive of currently exercisable options.
                                       1

    NAME OF BENEFICIAL OWNER          NO. OF SHARES            NO. OF SHARES
           AND NO. OF                   WITH SOLE               WITH SHARED
            PERSONS                      VOTING &                VOTING OR            TOTAL NO.
           IN GROUP                 INVESTMENT POWER          INVESTMENT POWER        OF SHARES
Richard M. Bagley                           1,502                      --               1,502
J. Carter Fox                               3,602                      --               3,602
Patrick D. Giblin                         129,800(1)                   --             129,800
William C. Harris                          86,685(2)                  800              87,485
Bonnie Guiton Hill                            200                     162                 362
Gene A. James                               1,382                      --               1,382
H. Gordon Leggett, Jr.                      2,063                      --               2,063
Charles R. Longsworth                       1,299                      --               1,299
Patrick J. Maher                              502                   2,985               3,487
Frank E. McCarthy                           1,610                   2,375               3,985
G. Gilmer Minor III                         2,934                      --               2,934
O. H. Parrish, Jr.                         64,443(3)                   --              64,443
Gordon F. Rainey, Jr.                       8,000                   4,800              12,800
Frank S. Royal                              1,803                      --               1,803
Richard G. Tilghman                       219,981(4)                1,128             221,109
Eugene P. Trani                               518                      --                 518
William F. Vosbeck                          7,302                      --               7,302
L. Dudley Walker                           25,289                      --              25,289
Karen Hastie Williams                         575                      --                 575
James M. Wells III                        119,906(5)                   --             119,906
All directors and executive
  officers (28 including the
  above)                                  974,813(6)               12,250             987,063

     (1)Includes currently exercisable options for 43,543 shares
     (2)Includes currently exercisable options for 50,000 shares
     (3)Includes currently exercisable options for 40,421 shares
     (4)Includes currently exercisable options for 154,000 shares
     (5)Includes currently exercisable options for 94,300 shares
     (6)Includes currently exercisable options for 537,355 shares

1. ELECTION OF DIRECTORS

DIRECTOR NOMINEES
The Board of Directors is divided into three classes (Class I, Class II and Class III), with each class elected at successive Annual Meetings. The term of office for Class II directors will expire at the Annual Meeting. Five persons, all of whom are presently on the Board and were previously elected by the shareholders, have been nominated to serve as Class II directors. If elected, the five nominees will serve for a term of three years. (William F. Vosbeck, a Class II director, is not standing for reelection because he has reached age 70, the mandatory age of retirement. Mr. Vosbeck has served as a director of the Corporation since 1973. Patrick D. Giblin, a Class I director, is also retiring as a director as of the Annual Meeting because he is retiring on May 1 as Vice Chairman and Chief Financial Officer of the Corporation. Mr. Giblin has been a director since 1985 and has served in the Corporation's employ since 1973. The Corporation gratefully acknowledges the dedicated service and many contributions of these individuals.)
  It is the intention of the persons named as proxies in the accompanying form of proxy to vote for the election of each of the five named nominees unless authorization is withheld. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the Board may reduce its size or nominate an alternative candidate for whom the proxies will be voted. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors ("broker non-votes") will not be included in determining the number of votes cast, although such shares will be counted for purposes of determining a quorum.
                                       2

  The name, age, principal occupation and recent business experience of each nominee and director are set forth below. Also indicated are the length of service as a director of the Corporation, service on committees of the Board, and any other public company directorships. All directors also serve as directors of Crestar Bank, the Corporation's principal banking subsidiary.

                         NOMINEES -- CLASS II DIRECTORS
                            (Term Expiring in 1998)

(photo)               BONNIE GUITON HILL, 53, Dean of the McIntire School of Commerce at the University of
                      Virginia, a position held since July, 1992. From April, 1991 to June, 1992, Ms. Hill was
                      Secretary of the State and Consumer Services Agency for the State of California, and from
                      September, 1990, to March, 1991, Ms. Hill was President and Chief Executive Officer of
                      the Earth Conservation Corps, a privately funded not-for-profit corporation committed to youth conservation work. From 1989 to 1991, Ms. Hill was a Special Adviser to President
                      George Bush for Consumer Affairs and Director of the U.S. Office of Consumer Affairs. Ms.
                      Hill is also a director of Niagara Mohawk Power Corporation, Louisiana-Pacific, Inc.,
                      Hershey Foods Corporation and AK Steel Holding Corporation. Ms. Hill is a member of the
                      Corporation's Audit Committee and was elected a director in April, 1994.

(photo)               FRANK E. MCCARTHY, 60, is Executive Vice President of the National Automobile Dealers
                      Association, McLean, Virginia. Mr. McCarthy has been a director of the Corporation since
                      1987 and is a member of the Executive Committee.

(photo)               G. GILMER MINOR III, 54, is Chairman, President and Chief Executive Officer of Owens &
                      Minor, Inc. (hospital and medical supply distributor), Richmond, Virginia. Mr. Minor assumed the post of Chairman in May, 1994 and is a director of Owens & Minor, Inc. and
                      Richfood Holdings, Inc. He has been a director of the Corporation since 1987 and serves on the Human Resources and Compensation Committee.

                                       3

(photo)               EUGENE P. TRANI, 55, President of Virginia Commonwealth University, Richmond, Virginia.
                      Dr. Trani has served in that position since July, 1990. Previously, Dr. Trani was Vice
                      President for Academic Affairs for the University of Wisconsin System, as well as
                      Professor of History at the University of Wisconsin-Madison. Dr. Trani was elected a director of the Corporation in 1993 and also serves as a director of Lawyers Title
                      Corporation. Dr. Trani is a member of the Corporation's Audit Committee.

(photo)               JAMES M. WELLS III, 48, is President of the Corporation and Crestar Bank. Mr. Wells was
                      elected a director of the Corporation in December, 1988. In October, 1988, he was elected
                      President of the Corporation, as well as President and a director of Crestar Bank. Prior to becoming President, Mr. Wells served as Executive Vice President of the Corporation and Crestar Bank. Mr. Wells is a director of Brenco, Inc. and VISA U.S.A., Inc. and is also a director of Crestar Bank N.A., Crestar Mortgage Corporation and Capitoline
                      Investment Services Incorporated, wholly owned affiliates of the Corporation. Mr. Wells serves on the Corporation's Executive Committee.

                               CLASS I DIRECTORS
                            (Term Expiring in 1997)

(photo)               J. CARTER FOX, 55, is Chairman and Chief Executive Officer of Chesapeake Corporation
                      (paper, packaging and forest products manufacturer), Richmond, Virginia. Mr. Fox is a director of Chesapeake Corporation and assumed the post of Chairman in April, 1994; Mr.
                      Fox was also President of Chesapeake Corporation until February, 1995. Mr. Fox was elected a director of the Corporation in 1985 and serves on the Executive Committee.

(photo)               GENE A. JAMES, 63, is President and Chief Executive Officer of Southern States
                      Cooperative, Inc. (farm supply cooperative), Richmond, Virginia. Mr. James became a director of the Corporation in 1987 and serves on the Human Resources and Compensation
                      Committee.

                                       4

(photo)               H. GORDON LEGGETT, JR., 62, is Executive Vice President and Secretary of Leggett Stores
                      (department store chain), Lynchburg, Virginia. From 1986 to 1990, Mr. Leggett served as
                      Vice President-Human Resources Division of Leggett Stores, and for a three-year period ending in 1986, he also served as President, a position that is rotated among the company's senior officers. A director of the Corporation since 1984, Mr. Leggett serves on the Human Resources and Compensation Committee.

(photo)               PATRICK J. MAHER, 58, is Chairman and Chief Executive Officer of Washington Gas Light
                      Company (natural gas distributor), Washington, D.C. Mr. Maher was President of the
                      Company from October, 1987 until November, 1992. He has been Chief Executive Officer since February, 1992, and Chairman since November, 1992. Mr. Maher was elected a director of the Corporation in 1991 and serves on the Audit Committee. He is also a director of
                      Washington Gas Light Company.

(photo)               GORDON F. RAINEY, JR., 54, is a partner in the law firm of Hunton & Williams, Richmond,
                      Virginia. Mr. Rainey is also Chairman of the Executive Committee of Hunton & Williams, a
                      position that he assumed in April, 1994. Mr. Rainey was elected a director of the
                      Corporation in 1991 and is a member of the Audit Committee.

                              CLASS III DIRECTORS
                            (Term Expiring in 1996)

(photo)               RICHARD M. BAGLEY, 67, is President of Bagley Investment Company (real estate investments), Hampton, Virginia. Mr. Bagley served as a director of the Corporation from
                      1978 until he resigned in January, 1986 to accept the position of Secretary of Commerce and Resources for the Commonwealth of Virginia. In July, 1986, Mr. Bagley became
                      Secretary of Economic Development for Virginia, a position that he held until July, 1988.
                      Mr. Bagley was re-elected to the Board as of August, 1988 and serves on the Audit
                      Committee.

                                       5

(photo)               CHARLES R. LONGSWORTH, 65, is Chairman Emeritus of The Colonial Williamsburg Foundation
                      (educational museum, hotels, restaurants), Williamsburg, Virginia. Mr. Longsworth was
                      President and Chief Executive Officer of the Foundation until November, 1992, and assumed the post of Chairman in November, 1991. He served as Chairman until November, 1994, when he was named Chairman Emeritus. Mr. Longsworth is a director of Houghton Mifflin, Inc.,
                      Flight Safety International, Inc., Roadway Services, Inc. and Saul Centers, Inc. Elected
                      a director of the Corporation in 1986, Mr. Longsworth is Chairman of the Human Resources
                      and Compensation Committee and serves on the Executive Committee.

(photo)               FRANK S. ROYAL, 55, is President and Member of Frank S. Royal, M.D., P.C. (family medicine). He has been a practicing physician in Richmond, Virginia since 1969. Dr. Royal is a director of Chesapeake Corporation, Columbia/HCA Healthcare Corporation, CSX
                      Corporation and Dominion Resources, Inc. He has been a director of the Corporation since
                      1979. Dr. Royal is a member of the Executive Committee.

(photo)               RICHARD G. TILGHMAN, 54, is Chairman and Chief Executive Officer of the Corporation and
                      Crestar Bank. He has been Chairman since April, 1986 and Chief Executive Officer since
                      September, 1985. Mr. Tilghman was also President of the Corporation and Crestar Bank from
                      September, 1985 until October, 1988. He is a director of Chesapeake Corporation. Mr.
                      Tilghman has been a director of the Corporation since 1984 and serves as Chairman of the
                      Executive Committee.

(photo)               L. DUDLEY WALKER, 64, is Chairman of Bassett-Walker, Inc. (textile and apparel manufacturer), Martinsville, Virginia. Prior to July, 1987, Mr. Walker was also President and Chief Executive Officer of Bassett-Walker, Inc. Mr. Walker is a director of VF
                      Corporation. A director of the Corporation since 1982, he serves on the Audit Committee.

(photo)               KAREN HASTIE WILLIAMS, 50, is a partner in the Crowell & Moring law firm, Washington,
                      D.C. Ms. Williams is a director of Federal National Mortgage Association, Washington Gas
                      Light Company, Continental Airlines, Inc., and SunAmerica, Inc. Elected a director of the
                      Corporation in 1987, she serves on the Human Resources and Compensation Committee.

                                       6

BOARD OF DIRECTORS AND COMMITTEES
During 1994 the Board of Directors held nine meetings. The Board has three standing committees to perform assigned functions: Executive, Audit, and Human Resources and Compensation. During the past year, these committees met 12, five and six times, respectively. All directors attended at least 75% of all meetings of the Board and committees on which they served.
  The Executive Committee exercises all of the powers of the Board of Directors between Board meetings, except for certain matters reserved to the Board by law, and reviews management's business plan and financial goals. The Committee also serves as the Board's steering committee on financial matters and credit issues, as well as the Board's advisor on mergers and acquisitions and corporate structure issues. In addition, the Committee functions as a nominating committee by recommending nominees for election as directors of the Corporation. The Committee will consider nominees recommended by shareholders, as provided in the last section of this Proxy Statement. Committee members are Messrs. Tilghman (Chairman), Fox, Longsworth, McCarthy, Royal, Vosbeck and Wells.
  The Audit Committee, composed of directors who are not officers of the Corporation, recommends the selection of independent auditors to be appointed by the Board and ratified by the shareholders; approves the internal audit plan and reviews reports of examination by the independent auditors and by regulatory agencies having jurisdiction over the Corporation and its subsidiaries; reviews compliance with the Corporation's Standards of Conduct; assists the Board in fulfilling its responsibilities for financial reporting to the public; serves as the Board's Community Reinvestment Act committee; and reviews the basis for management's report required by the Federal Deposit Insurance Corporation Improvement Act of 1991. Committee members are Messrs. Vosbeck (Chairman), Bagley, Maher, Rainey, Trani, Walker, and Ms. Hill.
  The Human Resources and Compensation Committee, composed of directors who are not officers of the Corporation, reviews and approves major compensation policies and recommends to the Board the salaries to be paid to the five most highly paid officers of the Corporation. The Committee also approves performance targets for the Corporation's benefit plans, and determines Management Incentive awards, stock option and other grants to eligible officers. The Committee further reviews and recommends for Board approval new qualified and non-qualified benefit plans, as well as significant changes to existing plans, and recommends for Board approval appropriate changes in director compensation. Members of the Committee are Messrs. Longsworth (Chairman), James, Leggett, Minor and Ms. Williams.

DIRECTOR COMPENSATION
Directors who are not officers of the Corporation or its subsidiaries are paid $1,000 for attendance at each meeting of the Board or Board committees. In addition, directors receive an annual retainer of $18,000 a year, $6,000 of which is paid in the form of Corporation stock under the terms of the Directors' Stock Compensation Plan, approved by shareholders at the 1993 Annual Meeting. The Chairmen of the Audit and Human Resources and Compensation Committees are also paid $3,500 for service in that capacity; the Chairman of the Executive Committee is not paid a fee since he is an officer of the Corporation. Directors may defer all or part of their cash fees. Amounts deferred are credited to either a variable rate, interest-bearing deferred cash account or, if 65 or younger, to a deferred income benefit account. Directors choosing the deferred income benefit receive supplemental retirement or survivors' benefits over a 5- to 20-year period. Under the deferral plan for directors, accelerated payment of deferred benefits occurs under certain conditions, including upon a "change in control." If accelerated payment occurs, the amount paid is calculated according to a present-value formula that considers the directors' accelerated taxation and adjusts to provide the same after-tax benefit that each director would have received if the payments had been made according to the original payment schedule; that calculation might result in a larger payment by the Corporation than would have occurred absent acceleration. Assets available to pay deferred benefits are held in a trust but those assets remain available to the Corporation's creditors in the event of the Corporation's insolvency.
                                       7

INDEBTEDNESS AND OTHER TRANSACTIONS
The Corporation's directors and officers and other corporations, business organizations, and persons with whom some of the Corporation's directors and officers are associated, had loan transactions in 1994 with the Corporation's banks totalling approximately $11 million or about 1% of average shareholders' equity for the year. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.
  During 1994 the Corporation and its subsidiaries utilized the legal services of the law firms of Hunton & Williams and Crowell & Moring, of which directors Gordon F. Rainey, Jr. and Karen Hastie Williams are, respectively, partners. The amount of fees paid to Hunton & Williams and Crowell & Moring did not exceed 5% of either firm's gross revenues.
  Hunton & Williams leased 15,708 square feet of office space in Crestar Bank's Norfolk headquarters building for a term of 12 years, commencing December 1, 1991. Over the term of the lease, Crestar Bank expects to realize rental income of $2,985,000, plus some additional income from tenant parking. Because of the high vacancy factor for office space in the Norfolk market at the time, and the intense competition for tenants, Crestar Bank made various "at market" concessions to induce Hunton & Williams to enter into the lease, but in the judgment of management, these concessions and other lease terms were similar in nature and amount to arms-length financial inducements offered to Hunton & Williams by owners of other Norfolk buildings. The lease is expected to increase the future sale value of the building, although there is no present plan to sell the building.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Section 16(a) of the Securities Exchange Act of 1934 requires that the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Corporation. The same persons are also required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms that they file.
  To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that Frank E. McCarthy, a director, did not report until after year-end on a Form 5 filing that an adult child living at home had bought 50 shares of the Corporation's stock on November 2, 1994. Mr. McCarthy disclaims any beneficial ownership in the shares.
                                       8

COMPENSATION OF EXECUTIVE OFFICERS
  The following table contains information regarding individual compensation of the Chief Executive Officer and the four other most highly compensated executive officers for services in all capacities to the Corporation and its subsidiaries in 1994, 1993, and 1992.

                                           SUMMARY COMPENSATION TABLE
                    (A)                      (B)      (C)        (D)               (E)                  (F)
                                                                                LONG-TERM
                                                                             COMPENSATION(2)
                                                                                 AWARDS
                                                                               SECURITIES
                  NAME &                       ANNUAL COMPENSATION(1)          UNDERLYING            ALL OTHER
                 PRINCIPAL                           SALARY     BONUS            OPTIONS           COMPENSATION
                 POSITION                    YEAR     ($)        ($)               (#)                ($)(3)
Richard G. Tilghman                          1994    570,000    412,000           28,000               83,140
  Chairman & Chief                           1993    535,000    280,000           20,000               65,067
  Executive Officer                          1992    500,000    200,000           40,000               41,192
James M. Wells III                           1994    376,000    250,000           15,000               56,305
  President                                  1993    353,000    167,000           12,000               38,610
                                             1992    330,000    119,000           24,000               29,138
Patrick D. Giblin                            1994    342,000    210,000           12,000               71,158
  Vice Chairman & Chief                      1993    321,000    135,000           10,000               58,523
  Financial Officer                          1992    300,000     96,000           20,000               46,598
William C. Harris                            1994    308,000    167,000            8,000               50,769
  Corporate Executive Vice President &       1993    289,000    107,000            6,000               47,021
  President-Greater Washington Banking       1992    270,000     76,000           12,000               32,401
O. H. Parrish, Jr.                           1994    260,000    142,000            8,000               34,517
  Corporate Executive Vice President         1993    230,000    100,000            6,000               29,640
  & President-Virginia Banking               1992    215,000     60,000           12,000               22,856

     (1) Salary and bonus are reported in the year in which earned, even if not actually paid until the following year or deferred at the executive officer's election. None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus as reported in columns (c) and (d) of this table.
     (2) Awards earned under the Corporation's Performance Equity Plan (see description in the Compensation
Committee Report) are reported in the Summary Compensation Table as "Bonus" in the year of payout. No awards have been paid out in the last three years.
     (3) Column includes corporate contributions made under the Corporation's 401(k) plan and amounts accrued but not contributed under the Corporation's non-qualified plans which provide benefits that would have been provided under the 401(k) plan except for certain Internal Revenue Code limits, in the amounts, for 1994, of $53,580
Tilghman; $35,344 Wells; $32,148 Giblin; $28,952 Harris; $24,440 Parrish. Column also includes interest earned on deferred compensation in excess of 120% of the long term applicable federal rate (AFR) in the amounts, for 1994, of $4,114 Tilghman; $982 Wells; $8,194 Giblin; $2,003 Harris; and $1,352 Parrish. Column further includes actuarial equivalent of benefit to executive from Corporation's annual premiums under a split dollar life insurance program in the amounts, for 1994, of $25,446 Tilghman; $19,979 Wells; $30,816 Giblin; $19,814 Harris;
and $8,725 Parrish.

  The following table shows all grants of options to the named executive officers of the Corporation during 1994.

                                       OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                     POTENTIAL
                                                                                                    REALIZABLE
                                                                                                       VALUE
                                                                                                    AT ASSUMED
                                                                                                   ANNUAL RATES
                                                                                                     OF STOCK
                                                                                                PRICE APPRECIATION
                                                                                                FOR OPTION TERM(3)
                                      INDIVIDUAL GRANTS
          (A)                     (B)                  (C)              (D)           (E)         (F)        (G)
                               NUMBER OF           PERCENT OF
                               SECURITIES             TOTAL
                               UNDERLYING        OPTIONS GRANTED    EXERCISE OR
                                OPTIONS           TO EMPLOYEES      BASE PRICE     EXPIRATION     5%         10%
          NAME               GRANTED (#)(1)      IN FISCAL YEAR      ($/SH)(2)        DATE        ($)        ($)
Richard G. Tilghman              28,000                 13%            41.625        1/27/04    732,984   1,857,520
James M. Wells III               15,000                  7%            41.625        1/27/04    392,670     995,100
Patrick D. Giblin                12,000                  6%            41.625        1/27/04    314,136     796,080
William C. Harris                 8,000                  4%            41.625        1/27/04    209,424     530,720
O. H. Parrish, Jr.                8,000                  4%            41.625        1/27/04    209,424     530,720
     (1) Options became exercisable on January 27, 1995, 12 months from the date of grant.
     (2) Exercise Price is the average of the high and low trading prices of Crestar Common Stock on the date of grant.
     (3) In order to realize the potential values set forth in columns (f) and (g), the price per share of Crestar
Common Stock would be approximately $67.75 and $108.00, respectively, at the end of the ten-year option term.

  The following table provides information concerning stock options exercised by each of the five named executive officers during 1994, and the value of options held by each on December 31, 1994.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
          (A)                    (B)               (C)                  (D)                      (E)
                                                                     NUMBER OF                 VALUE OF
                                                                     SECURITIES          UNEXERCISED IN-THE-
                                                                     UNDERLYING                 MONEY
                                                                UNEXERCISED OPTIONS      OPTIONS AT DECEMBER
                                                                AT DECEMBER 31, 1994           31, 1994
                                                                        (#)                     ($)(1)
                           SHARES ACQUIRED        VALUE             EXERCISABLE/             EXERCISABLE/
         NAME              ON EXERCISE (#)     REALIZED ($)        UNEXERCISABLE            UNEXERCISABLE
Richard G. Tilghman             12,000            277,128          136,000/28,000             1,987,250/0
James M. Wells III               8,700            223,525           79,300/15,000             1,111,106/0
Patrick D. Giblin               11,609            206,505           42,036/12,000               588,857/0
William C. Harris                9,300            171,075           42,000/ 8,000               609,750/0
O. H. Parrish, Jr.               7,000            150,125           32,421/ 8,000               421,734/0

     (1) The average of the high and low trading prices on December 30, 1994 for Crestar Common Stock was
$37.8125 and is used in calculating the value of unexercised options.

  The following table describes Performance Share grants to the named executive officers during 1994 under the Value Share Program, which was implemented in 1994 as a component of the 1993 Stock Incentive Plan. Performance Shares will be earned, contingent on targeted price increases in Crestar Common Stock over the next two or three years.

                       LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)
                   (A)                                   (B)                                  (C)
                                                                                         PERFORMANCE OR
                                                  NUMBER OF SHARES,                       OTHER PERIOD
                                                   UNITS, OR OTHER                      UNTIL MATURATION
                   NAME                               RIGHTS(#)                            OR PAYOUT
Richard G. Tilghman                                     10,000                              2-3 years
James M. Wells III                                       5,300                              2-3 years
Patrick D. Giblin                                        4,200                              2-3 years
William C. Harris                                        2,800                              2-3 years
O. H. Parrish, Jr.                                       2,800                              2-3 years

     (1) The awards shown in the table are Performance Shares that were granted on 2/24/94 when the
Common Stock price was $43.5625. For the two-year performance cycle, all of the Performance Shares will be earned if the Common Stock price is at least $61.2022 on 2/24/96, which represents stock price growth of 18.5%, compounded, over the two-year period; if the Common Stock price is less than $61.2022 on
2/24/96, no Performance Shares are earned and Common Stock price growth is then measured for the three-year performance cycle. For the three-year performance cycle, all of the Performance Shares will be earned if the Common Stock price on 2/24/97 is at least $61.2022, which represents stock price growth of 12% per year, compounded, over the three-year period; one-fourth of the Performance Shares will be earned if the Common Stock price on 2/24/97 is $51.8836, which represents stock price growth of 6% per year, compounded, over the three-year period; a pro rata number of Performance Shares will be earned if the Common Stock price on 2/24/97 is at least $51.8836 but less than $61.2022; and no Performance Shares will be earned and all Performance Shares will be canceled if the Common Stock price on 2/24/97 is less than $51.8836. Any Performance Shares earned will be settled one-half in cash and one-half in shares of
Common Stock, and, in addition, the executive will be granted a number of non-qualified stock options at the prevailing market price on the grant date (2/24/96 or 2/24/97), equal to the number of Performance
Shares earned. On 12/31/94, the Common Stock price was $37.625. For purposes of the Value Share Program,
Common Stock price is the average of the high and low prices on that date.

  The following table shows, for the compensation level and years of credited service indicated, the estimated annual benefits payable in the form of a straight life annuity to the five named executive officers under the current provisions of the Corporation's tax-qualified and non-qualified pension plans.

                                PENSION PLAN TABLE(1)
       HIGHEST
 THREE-YEAR AVERAGE                       YEARS OF CREDITED SERVICE
    COMPENSATION            20           25           30           35           40
      $ 300,000           150,000      150,000      150,000      150,000      150,000
        400,000           200,000      200,000      200,000      200,000      200,000
        500,000           250,000      250,000      250,000      250,000      250,000
        600,000           300,000      300,000      300,000      300,000      300,000
        700,000           350,000      350,000      350,000      350,000      350,000
        800,000           400,000      400,000      400,000      400,000      400,000
        900,000           450,000      450,000      450,000      450,000      450,000
      1,000,000           500,000      500,000      500,000      500,000      500,000
      1,200,000           600,000      600,000      600,000      600,000      600,000

     (1) Benefit amounts include all amounts that would be payable under the
Corporation's tax-qualified and non-qualified pension plans, including a new supplemental executive pension plan approved by the Board of Directors in October,
1994, and effective January 1, 1995. Benefit amounts shown are payable upon retirement at age 60 or later with 20 years of credited service. Reduced benefits payable at or after age 55 with 20 years of service. Benefit amounts are based on the executive's highest three-year average compensation and are not subject to Social
Security or other reductions. The covered compensation amounts for purposes of computing these benefits are based on the salary and bonus columns in the Summary
Compensation Table (excluding any long-term incentive payout which may be included as bonus). All five named executive officers, Messrs. Tighlman, Wells, Giblin, Harris, and Parrish, have completed the required 20 years of service.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

SEVERANCE AGREEMENTS. The Corporation has entered into severance agreements with Messrs. Tilghman, Wells, Giblin, Harris, and Parrish. The agreements are identical and each is subject to the Corporation's Executive Severance Plan.
  The agreements and the Plan provide for certain benefits in the event of a change-in-control of the Corporation followed by termination of employment without cause, or disproportionate reduction of compensation, or demotion, within three years of the change-in-control. If a change-in-control occurs and benefits are paid under the agreements and the Plan, the principal benefits an employee receives are: (i) continued salary payments for 36 months (an employee will be paid 125% of his "adjusted monthly compensation" prior to termination; paying the employee more than 100% of his compensation is intended to compensate him for loss of continuing benefits during the severance period); (ii) lump sum payment equal to the Corporation's profit sharing contribution that would have been allocated to his account for the full calendar year in which his employment is terminated plus the nonvested portion of his benefits under the Corporation's qualified pension plan; and (iii) in the event of a tender offer or exchange offer, consideration for his Crestar Common Stock equivalent to the economic value paid to the Corporation's public shareholders. The Corporation has promised to pay all legal fees and expenses, if any, incurred by the employee in seeking to obtain these benefits.
  The Internal Revenue Code imposes significant penalties if an employee receives, on account of a change-in-control, payments that exceed a threshold based on three times the employee's average annual compensation during the five years prior to the change-in-control. Any or all of an affected employee's severance benefits will be reduced so that the payments do not exceed the Internal Revenue Code's threshold if that reduced amount would yield to the employee a greater after-tax benefit. If an employee's severance benefits without regard to the statutory
                                       12
threshold would result in a greater after-tax benefit to that employee, then his benefits will not be reduced. The Corporation's independent auditors determine whether an employee's severance benefits will be reduced under his severance agreement. No benefits will be payable under the agreements in the event of certain actual changes-in-control or a disposition of 50% or more of the Corporation's assets in which assurance exists that benefits at least equal to the benefits provided such individuals under the agreements will be continued and benefits are actually continued.
  All agreements for the five named executive officers provide for initial terms of three years, with annual reviews thereafter by the Human Resources and Compensation Committee to consider extending the term for an additional year. In 1994, the Board removed the mitigation clause that imposed a reduction in the severance benefit by certain amounts earned from other employment during the severance period.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
The Human Resources and Compensation Committee of the Board of Directors of Crestar Financial Corporation is comprised of five outside directors: Charles R. Longsworth (Chairman), Gene A. James, H. Gordon Leggett, Jr., G. Gilmer Minor III, and Karen Hastie Williams. None of the Committee members is an officer or employee or former officer or employee of Crestar or any of its subsidiaries and no one serves on the board of any other Committee member's company or organization. Similarly, none of the Corporation's executive officers serves on the board of any Committee member's organization.

HUMAN RESOURCES AND
COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
The Human Resources and Compensation Committee, composed of five outside directors, reviews and approves major compensation and benefits policies of the Corporation. It also recommends to the Board the salaries to be paid to the five most highly paid executive officers, approves performance targets for incentive plans, and determines incentive awards and stock option and other incentive grants to eligible officers. The Committee utilizes both outside legal counsel and consultants in fulfilling its responsibilities.
  COMPENSATION PHILOSOPHY -- Crestar's compensation programs are a key element in achieving continued financial and operational success. They are designed to recruit, reward, retain and motivate all executives to work as a team to achieve the Corporation's goals of: (1) Keeping abreast of the financial services needs of the communities, businesses and individuals served, and to aggressively market the products and services that meet those needs; (2) Delivering customer service that is consistently and clearly superior to that provided by the Corporation's competitors; (3) Maintaining strong credit quality; (4) Managing productivity, including controlling costs, as well as working as efficiently as possible to generate fee income; (5) Maintaining a skilled and highly motivated workforce; and (6) Expanding and growing within the markets currently served in Virginia, Washington, D.C. and Maryland. By following these principles, Crestar has provided value for both its customers and its shareholders.
  Compensation programs for executive employees are based on two fundamental principles: (1) PAY FOR PERFORMANCE: Every executive's long-term and short-term incentive compensation will be related to performance against specific corporate and business unit goals; and (2) EXTERNAL COMPETITIVENESS: It is the Committee's intention that when target performance is achieved, executives' total compensation will be commensurate, as well as competitive, according to annually reported regional and national peer group survey data.
  The results sought by implementing these principles are: (1) ACCOUNTABILITY - tying an executive's incentive compensation to the achievement of performance goals; (2) VARIABILITY - preventing entitlement (a portion of compensation for every executive is variable and must be re-earned every year); and (3) INTERNAL EQUITY - assuring compensation equity among jobs of similar content, responsibility and contribution to total corporate performance.
  Executives are compensated for creating shareholder value which maximizes the Corporation's market value over its invested equity. Compensation programs are clearly and understandably linked to performance goals which are aligned with corporate and business unit objectives developed in the annual planning process. A portion of each executive's compensation is
                                       13
linked to shareholder value and corporate performance. This portion is larger for those executives who have greater responsibility for overall corporate performance. Where appropriate, some portion is linked to the performance of the business unit for which the executive has the most direct responsibility. An executive's total compensation is composed of fixed and variable, at-risk components. Executives with greater responsibility have a larger share of their total compensation at risk. The mix of compensation programs is designed to reward achievement of a proper balance of short-term and long-term performance. Executives are encouraged to own Crestar Common Stock. This proportion should be higher for executives with greater responsibility, to reflect their long-term investment in the future of the Corporation. The compensation programs are designed to encourage appropriate risk taking by aligning executives' risk position with that of shareholders. The selection of performance measures is based primarily on their creation of shareholder value. Performance assessment considers accomplishments relative to those of an appropriate industry peer group and changing internal and external conditions. Eligibility varies between programs and includes key management employees and individual contributors whose inclusion is appropriate to reflect level of responsibility and industry practice. Programs are flexible to allow changes in response to legal, regulatory and/or business requirements.
  With respect to the Corporation's policy regarding qualifying compensation paid to executive officers for deductibility under the $1 million cap of section 162(m) of the Internal Revenue Code, the Committee intends to consider changes to Crestar's compensation programs to allow deductibility to the extent those changes continue to support the Corporation's ability to achieve the results, maintain the principles, and achieve the corporate goals outlined above.
  The components of Crestar's executive compensation package, with a specific discussion of the compensation of the Chief Executive Officer, are detailed below.
  BASE SALARY -- Base salary is the foundation of Crestar's executive compensation program. It reflects the competitive value, both externally and internally, of positions and provides the base relationship for short-term and long-term incentive programs. The Committee's goal is to set base salary so that, when combined with annual incentives, it is competitive within the industry when Crestar's target performance is achieved. The Committee targets base salary at the median level of similarly-sized financial services organizations as published in national executive compensation surveys and endorsed by the Committee's independent, outside consultant. For 1994, Mr. Tilghman, Chairman and CEO of the Corporation, received a base salary of $570,000.
  The Committee believes that the companies included in the survey data used for setting base salary and other compensation levels are more representative of the Corporation's most direct competitors for executive talent than the companies used in the index for shareholder return comparisons, which are regional competitors of varying asset size that compete with Crestar for investors. Thus, while there is some overlap in the companies contained in national survey data used in establishing executive compensation and the index used in the graph comparing five-year cumulative shareholder return, the groups are not identical.
  ANNUAL INCENTIVE -- Crestar's annual incentive program is designed to motivate executives by recognizing and rewarding performance against pre-determined annual financial objectives. A minimum corporate performance threshold must be achieved before any incentive may be earned. The objectives include corporate and individual components which are weighted according to the executive's sphere of responsibility. These range from 75% corporate weighting for senior executives, including the five named executive officers, to a 25% corporate weighting for less senior management participants. Approximately 225 officers, or 3% of the total employee population, participate in the annual management incentive program. Each participant has a competitive target award expressed as a percent of salary, which varies according to level of responsibility. Target awards are set periodically, based on the same competitive standards used to establish base salary levels.
  Crestar uses the annual incentive program to compensate executives based on the Corporation's return on equity (ROE) and achievement of individual performance goals. The individual element of each participant's award may be adjusted up to 150% or down to zero at the Committee's discretion, based on individual achievement. The Committee establishes an ROE payout schedule annually during April based on the earnings environment and the Corporation's annual financial objectives. For 1994, incentive targets were set based on the achievement of a
                                       14

15% ROE, with a range for maximum awards to be paid out at a 17.5% ROE and no awards to be paid out for an ROE less than 12%. In 1993, these thresholds were 14%, 16.5% and 10%, respectively.
  For 1994, the Corporation achieved an ROE of 15.4%, and based on the Committee's pre-established ROE schedule, this provided for an incentive payout of 108% of targets for eligible participants, adjusted for individual performance factors. Mr. Tilghman received a 1994 annual incentive award of $412,000, or 77% of his 1994 base salary. The Committee, exercising its discretion as provided in the annual incentive plan, chose to adjust Mr. Tilghman's target achievement of 64.8% of salary upward to the 77% level to reflect his leadership and contributions to the Corporation's continued earnings momentum, and increased emphasis on providing customers with superior value, as well as the integration of several acquisitions during the year, despite earnings pressure resulting from rising interest rates.
  LONG-TERM INCENTIVE PROGRAMS -- Crestar's long-term compensation programs are designed to reward the creation of shareholder value. The 1993 Stock Incentive Plan is the primary vehicle for providing long-term compensation. Under the Plan, the Committee may grant stock options (both incentive and non-qualified), financial performance-related stock awards, and outright awards of stock. This plan allows the Committee the needed flexibility to respond to changing business, financial and regulatory conditions.
  Stock options permit the Committee to link executive rewards directly to shareholder return. The option exercise price may not be less than the fair market value of the shares on the date the options are granted. Options may be granted to key management employees or individual contributors who have a significant effect on the long-term strategic success of the Corporation. Grants are made to top management to provide incentive for future performance, rather than to reward for prior performance and, therefore, prior grants and the number of outstanding options are not factored into the grant formula. The number of shares underlying each executive's annual stock option grant is determined by taking a percentage of salary, competitively determined, and dividing that amount by the fair market value on the date of grant. The competitive percent of salary is determined through use of the same national survey data as used in setting executive base salary and potential incentive levels, combined with the advice of the Committee's independent, outside consultant.
  For 1994, Mr. Tilghman received a total grant of 28,000 incentive and non-qualified stock options with an exercise price of $41.625 (the average of the high and low trading prices on grant date) for a total market value of $1,165,500. The grant value, or cost to purchase the shares underlying these options, represented 204% of Mr. Tilghman's 1994 salary, a level based on a competitive median range of 175% to 205% of base salary for similarly sized financial institutions in the national survey data.
  In 1994, the Corporation's Board of Directors approved a new long-term incentive compensation arrangement - the Value Share Program - under the 1993 Stock Incentive Plan. This new program, designed to provide 22 senior managers with a stock and cash award for long-term stock price appreciation, replaces future grants under the 1987 Performance Equity Plan. The program awards performance shares -- payable half in Crestar Common Stock and half in cash -- plus non-qualified stock options equal to the number of performance shares that are earned under the award, if a stock price appreciation target is reached over the performance period. Once the performance shares are earned, or forfeited, the Committee intends to establish new grants based on new stock price appreciation goals for the prospective three-year period.
  Performance shares were granted on 2/24/94 and are fully payable if the Corporation's stock price grows, compounded, 12% per year from the date of grant to 2/24/97. The price of Crestar Common Stock was $43.5625 at date of grant, and the target price for a full payout of the performance shares is $61.2022. One-fourth of the award will be earned if the stock price is $51.8836, a 6% growth per year, compounded, during the same three-year period; if the growth is between 6% and 12%, a pro rata amount of performance shares is earned. If performance shares are earned, an executive also receives a number of non-qualified stock options equal to the number of performance shares earned. Awards can be earned in two years, versus the normal three, if the targeted price of $61.2022 is achieved at 2/24/96. As of 12/30/94, Crestar Common Stock was $37.625 - below the grant price in February 1994.
  As a participant in the Value Share Program, Mr. Tilghman received 10,000 performance shares in 1994. To determine the amount of this award, the Committee reviewed Mr. Tilghman's
                                       15
total compensation package with a special focus on his compensation net of base salary, bonus, and share value, and considered the competitive median of national and regional survey data presented by the Committee's independent, outside consultant. The national surveys were the same used for setting base pay; the regional surveys included mid-Atlantic financial institutions of similar size. Based on the compensation numbers and survey data, the Committee agreed to award Mr. Tilghman 10,000 performance shares, which is approximately 35% of the prior year's option grant and in the median range of survey data reviewed. If Crestar Common Stock is at $61.2022 or higher on either 2/24/96 or 2/24/97, he will receive a full payout of his 10,000 performance shares plus 10,000 non-qualified options. If the price at 2/24/97 is at least $51.8836 but less than $61.2022, he will receive a pro rata payout; and if the price is less than $51.8836 at 2/24/97, no payout will be made and his performance shares will be canceled.
  Although no grants were made under the Performance Equity Plan in 1994, executives may still earn payouts in Crestar Common Stock for grants made in 1991, 1992 and 1993. Specifically, one-fourth of the 1991 grant, one-half of the 1992 grant and three-fourths of the 1993 grant remain payout-viable (in 1995, 1996 and 1997, respectively). The Corporation does not, however, expect to pay in 1995 any awards for 1994 performance under this Plan. In order for a portion of these shares to be paid out, Crestar must achieve a minimum return on assets
(ROA) rank at the 50th percentile of the top 100 U.S. bank holding companies, (ranked by asset size on December 31 and published annually by the AMERICAN BANKER), at which point 25% of that year's portion is payable. An ROA rank at the 85th percentile is necessary for a full payout to occur. No shares have been earned or paid out under the Performance Equity Plan since its inception in 1987.
  Crestar's compensation package offers executives rewards commensurate with the Corporation's performance and seeks to promote a focus on long-term goals and shareholder return. The Committee affirms its strategy of pay for performance as evidenced by the following graph relating Crestar's five-year shareholder return values (as defined in the Performance Graph) to Crestar's CEO cash compensation (salary plus bonus as reported in the Summary Compensation Table). While cumulative five-year percentage change in total shareholder return dropped slightly in 1994, Crestar's full year 1994 net income totaled a record $169.1 million, up 20 percent from a year earlier. 1994 fourth quarter earnings of $42.4 million were up nine percent year-over-year. Mr. Tilghman's cash compensation remains appropriately linked in terms of the five-year growth cycle.
                                       16

                               PERFORMANCE GRAPH
  Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of Crestar Financial Corporation Common Stock, the S&P 500 Index, and the Dow Jones Regional Banks Index. The graph assumes $100 invested on December 31, 1989, in Crestar Financial Corporation Common Stock and each of the indices. The shareholder return shown on the graph below is not necessarily indicative of future performance.



                             [INSERT GRAPH HERE]







                                  1989    1990    1991   1992   1993   1994
CRESTAR FINANCIAL                  100      51      70    159    176    164
S&P 500                            100      97     126    136    150    152
DJ REGIONAL BANKS                  100      70     123    163    173    166






                             [INSERT GRAPH HERE]






                                  1989    1990    1991   1992   1993   1994
CEO CASH COMPENSATION               0%    -20%    -17%    16%    35%    61%
SHAREHOLDER RETURN                  0%    -49%    -30%    59%    76%    64%

2. RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
Upon the recommendation of the Audit Committee, the Board of Directors has reappointed KPMG Peat Marwick LLP as independent auditors to audit the consolidated financial statements of the Corporation and its subsidiaries for 1995. This appointment is subject to ratification by the shareholders. KPMG Peat Marwick LLP has served in such capacity continuously since 1963.
  Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions. A majority of the votes cast is required for ratification. Abstentions and "broker non-votes" will not be included in determining the number of votes cast.
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1995.
3. OTHER BUSINESS
The Board of Directors does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy confers discretionary authority, however, with respect to the transaction of any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.
  In accordance with the Corporation's Bylaws, and to permit the meeting to be conducted in an orderly fashion, shareholders wishing to bring business before the meeting must give written notice to the Secretary of the Corporation not less than 15 days prior to the meeting (that is, by April 13, 1995). A shareholder's notice to the Secretary shall set forth as to each matter a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting. Any nomination for director made by a shareholder must also be made in writing to the Secretary of the Corporation not less than 15 days prior to the meeting of shareholders. A shareholder's nomination for director shall state the name and business address of the shareholder's nominee and the fact that the nominee has consented to his name being placed in nomination.
  A shareholder's notice to the Secretary with respect to business to be brought before the meeting or any nomination for director shall also set forth: (a) the name and address of the shareholder making the nomination as it appears on the Corporation's books, (b) the class and number of shares of the Corporation's stock beneficially owned by the shareholder, and (c) any material interest of the shareholder in the proposed nomination.
    The notice provision in the Corporation's Bylaws is not intended to limit the right of shareholders to speak at the Corporation's shareholders' meetings on matters germane to the Corporation's business, subject to any rules established for the orderly conduct of the meeting.
1996 DIRECTOR NOMINEES
AND SHAREHOLDER PROPOSALS
Recommendations for director-nominees and proposals of shareholders intended to be presented at the 1996 Annual Meeting and included in the Corporation's 1996 Notice of Meeting and Proxy Statement must be received by the Corporation no later than November 20, 1995. Director-nominees and shareholder proposals should be directed to the Secretary at the Corporation's principal office in Richmond, Virginia. Recommendations for director nominees should include information that will enable the Executive Committee to evaluate the qualifications of the proposed candidate. Shareholder proposals must comply with SEC proxy rules in order to be included in the Proxy Statement.
By Order of the Board of Directors
John C. Clark, III
Corporate Senior Vice President,
General Counsel and Secretary
March 16, 1995
                                       18

*********************************APPENDIX************************************

PROXY
                         CRESTAR FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 1995
    The undersigned hereby appoints G. Gilmer Minor, III, Frank S. Royal, and L. Dudley Walker as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote all shares of Common Stock held of record by the undersigned on March 3, 1995, at the Annual Meeting of Shareholders to be held on April 28, 1995, or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF FIVE CLASS II DIRECTORS FOR A TERM OF THREE YEARS. NOMINEES:
   BONNIE GUITON HILL, FRANK E. MCCARTHY, G. GILMER MINOR, III, EUGENE P. TRANI AND JAMES M. WELLS, III.


( ) FOR all nominees listed  ( ) WITHHOLD AUTHORITY
    (except as marked            to vote for all nominees
    to the contrary)             listed

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

2. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1995.
                       ( )  FOR   ( )  AGAINST   ( )  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                             (CONTINUED ON REVERSE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
    I plan to attend the meeting.( )

                                                          Signature

                                                  Signature if held jointly

                                              Dated                       , 1995

                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              APPEARS. When shares are held by
                                              joint tenants, both should sign.
                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title. If a corporation, please
                                              sign with full corporate name by
                                              president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.